Exhibit 99.1

Blue Owl Technology Finance Corp. Schedules Earnings Release and Quarterly Earnings Call

to Discuss its Second Quarter Ended June 30, 2025 Financial Results

NEW YORK (July 1, 2025) – Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”) today announced it will release its financial results for the second quarter ended June 30, 2025 on Wednesday, August 6, 2025 after market close. OTF invites all interested persons to its webcast / conference call on Thursday, August 7, 2025 at 11:30 a.m. Eastern Time to discuss its second quarter ended June 30, 2025 financial results.

Conference Call Information:

The conference call will be broadcast live at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 407-8629

International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available via a webcast link located on the News & Events section of OTF’s website for one year, and via the dial-in numbers listed below for 14 days:

Domestic: (877) 660-6853

International: +1 (201) 612-7415

Access Code: 13754257

About Blue Owl Technology Finance Corp.

Blue Owl Technology Finance Corp. (“OTF”) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of March 31, 2025, OTF had investments in 181 portfolio companies with an aggregate fair value of $12.1 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com